Exhibit 99.1

XM Shareholders Vote to Approve Agreement with Sirius

WASHINGTON, Nov. 13 /PRNewswire-FirstCall/ – XM Satellite Radio Holdings Inc. (NASDAQ: XMSR) reported at the conclusion of its special meeting of stockholders today that its stockholders have voted to approve the previously announced merger with Sirius Satellite Radio Inc. (NASDAQ: SIRI). The preliminary tabulation indicates that 99.8 percent of the shares voted were cast in favor of the transaction.

“Today’s vote is the latest demonstration of the strong support for our merger from a wide range of individuals and prestigious organizations who recognize the benefits that a merger will bring to consumers,” said Gary Parsons, Chairman of the Board, XM Satellite Radio. “We are proud to have received support for our merger from organizations representing African Americans, women, rural Americans and Hispanics, as well as from former FCC Chairmen and Commissioners and a diverse group of elected officials. We appreciate our shareholders’ overwhelming support.”

Under the terms of the merger agreement with Sirius, XM stockholders will receive 4.6 Sirius shares for each XM share that they hold.

The merger remains subject to regulatory approval by the U.S. Department of Justice and the Federal Communications Commission. We remain optimistic that the merger will be approved by the end of the year.

More information on the XM-SIRIUS merger can be found at http://www.xmmerger.com/.

About XM

XM is America’s number one satellite radio company with more than 8.5 million subscribers. Broadcasting live daily from studios in Washington, DC, New York City, Chicago, the Country Music Hall of Fame in Nashville, Toronto and Montreal, XM’s 2007 lineup includes more than 170 digital channels of choice from coast to coast: commercial-free music, premier sports, news, talk radio, comedy, children’s and entertainment programming; and the most advanced traffic and weather information.

XM, the leader in satellite-delivered entertainment and data services for the automobile market through partnerships with General Motors, Honda, Hyundai, Nissan, Porsche, Subaru, Suzuki and Toyota is available in 140 different vehicle models for 2007. XM’s industry-leading products are available at consumer electronics retailers nationwide. For more information about XM hardware, programming and partnerships, please visit http://www.xmradio.com/ .

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward- looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of SIRIUS and XM stockholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov/). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Photo: NewsCom: http://www.newscom.com/cgi-bin/prnh/20070313/XMLOGO

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PRN Photo Desk, photodesk@prnewswire.com

SOURCE: XM Satellite Radio Holdings Inc.

CONTACT: Media Relations, Nathaniel Brown, +1-212-708-6170,

Nathaniel.Brown@xmradio.com, or Chance Patterson, +1-202-380-4318,

Chance.Patterson@xmradio.com, both of XM Satellite Radio Holdings Inc.

Web site: http://www.xmradio.com/

http://www.xmmerger.com/